Exhibit 23


                          INDEPENDENT AUDITOR'S CONSENT


Board of Directors and Shareholders
RidgeStone Financial Services, Inc.

We consent to the incorporation by reference in the Registration Statements of RidgeStone Financial Services, Inc. on Form S-8 (File No. 333-28299 and File No. 333-52323) of our report dated February 7, 2002, on our audit of the consolidated financial statements for the year ended December 31, 2001, which report is included in this Annual Report on Form 10-KSB.


                                            VIRCHOW, KRAUSE & COMPANY, LLP

                                            /s/ Virchow, Krause & Company, LLP


Milwaukee, Wisconsin
March 21, 2002